Exhibit 99.1

Spectral AI Names Industry Veteran and Former Top MiMedx Financial Executive Peter M. Carlson as CFO

Dec 19, 2023

DALLAS, Dec. 19, 2023 (GLOBE NEWSWIRE) -- Spectral AI, Inc. (Nasdaq: MDAI) (“Spectral AI” or the “Company”), an artificial intelligence (AI) company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, announced the hiring of Peter M. Carlson as Chief Financial Officer today.

“As the new CFO of Spectral AI, Pete brings an exceptional track record as a senior financial executive at several public companies in multiple industries, including two Fortune 50 entities, and most recently at a healthcare company focused on chronic and hard-to-heal wounds. A highly qualified and a respected leader, Pete has made a difference by leading critical strategic partnerships, driving significant creative financial transactions, and leveraging deep relationships in the capital markets,” said Spectral AI CEO Wensheng Fan. “As Spectral AI embarks on introducing its innovative technologies to the market, Pete's extensive expertise will be invaluable as we navigate the complexities of the financial landscape and strategic opportunities, while propelling the Company to new heights.”

“I am excited to work with Wensheng and the team at Spectral AI, which has game-changing healthcare technology in the acute and chronic wound care space that I anticipate will improve the quality of patient care and reduce costs in the overall healthcare system. The growth and value potential for Spectral AI are significant,” said Mr. Carlson. “My focus will be on informing investors and capital providers about the business opportunities made possible by the breakthrough technology the team developed.”

Mr. Carlson most recently served as CFO at MiMedx Group, Inc., a pioneer and leader in the advanced wound care space. Prior to his work at MiMedx, Mr. Carlson served as Chief Operating Officer at Brighthouse Financial, Inc., and played an essential role in establishing Brighthouse as a separate public company after its spin-off from MetLife, Inc., where he worked for eight years. At MetLife, as Chief Accounting Officer, he led accounting, tax and financial reporting activities, along with budgeting and financial planning. Prior to MetLife, Pete was the Controller at Wachovia Corporation and an audit partner for a Big Four accounting firm. Mr. Carlson serves as a Board Member at White Mountains Insurance Group and as a trustee for Wake Forest University. He is a certified public accountant in New York and North Carolina, and he received a Bachelor of Science from Wake Forest University.

Carlson will succeed Nils Windler, who will remain with Spectral AI to work closely with Mr. Carlson, support an orderly transition of responsibilities and provide financial accounting support to the Company.

About Spectral AI

Spectral AI, Inc. is a Dallas-based predictive AI company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, with initial applications involving patients with burns and diabetic foot ulcers. The Company is working to revolutionize the management of wound care by “Seeing the Unknown®” with its DeepView® System. DeepView® is a predictive diagnostic device that offers clinicians an objective and immediate assessment of a wound’s healing potential prior to treatment or other medical intervention. With algorithm-driven results and a goal of substantially exceeding the current standard of care in the future, DeepView® is expected to provide faster and more accurate treatment insight towards value care by improving patient outcomes and reducing healthcare costs. For more information about DeepView®, visit www.spectral-ai.com.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s filings with the SEC, including the Registration Statement and the other documents filed by the Company. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Contacts:

Investors:

The Equity Group
Devin Sullivan
Managing Director
dsullivan@equityny.com

Conor Rodriguez

Analyst

crodriguez@equityny.com

Media:

Russo Partners

David Schull

Russo Partners

(858) 717-2310

david.schull@russopartnersllc.com